UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP. (Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-8450938 (I.R.S. Employer Identification No.)
590 Madison Avenue 35th Floor New York, NY (Address of principal executive offices)	10022 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

 If this form relates to the registration of a class of securities pursuant pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file number to which this form relates (if applicable): 333-141593

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange
Common Stock included in Units, par value $0.0001 per share	American Stock Exchange
Warrants included in Units, exercisable for Common Stock at an exercise price of $7.50 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

N/A (Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

        The securities to be registered hereby are the units, common stock and warrants of Alternative Asset Management Acquisition Corp. (the “Company”). The description of the units, common stock and warrants contained under the heading “Description of Securities” in the registration statement to which this Form 8-A relates (File No. 333-141593) (the “Registration Statement”) is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

3.1*	Form of Amended and Restated Certificate of Incorporation

3.2**	By-Laws

4.1**	Specimen Unit Certificate

4.2**	Specimen Common Stock Certificate

4.3**	Specimen Warrant Certificate

4.4*	Form of Amended and Restated Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant

*	Incorporated by reference to the corresponding exhibit of the same number filed with Amendment No. 5 of the Company’s Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on July 27, 2007.

**	Incorporated by reference to the corresponding exhibit of the same number filed with Amendment No. 3 of the Company’s Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on July 9, 2007.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 30, 2007

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.

By:	/s/ Mark D. Klein Mark D. Klein Chief Executive Officer